Exhibit 99.5

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) made effective as of the 12th day of December, 2005 (the “Effective Date”) by and between ERIE INDEMNITY COMPANY, a Pennsylvania corporation with its principal place of business at Erie, Pennsylvania (the “Company”), and Douglas F. Ziegler (the “Executive”);

WITNESSETH:

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to secure the continued employment of the Executive on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Company and the Executive had previously entered into an Employment Agreement and after additional deliberation by the Executive Compensation and Development Committee of the Company, it was determined to make modifications to the previous agreement as contained in this Amended and Restated Employment Agreement.

WHEREAS, the Executive desires and is willing to accept employment with the Company on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Term. The Company hereby agrees to continue the employment of the Executive and the Executive hereby agrees to continue to serve the Company pursuant to the terms and conditions of this Agreement as Senior Vice President of the Company, or in such other position with the Company of at least commensurate responsibility and authority in all material respects, for a term of three (3) years commencing on the Effective Date hereof and expiring on December 11, 2008, unless earlier terminated pursuant to Section 5 hereof. Notwithstanding the foregoing, the Executive shall serve in said office(s) at the pleasure of the Company’s Board of Directors (the “Board of Directors”) and the Executive may be removed from said office(s) at any time with or without Cause, as hereinafter defined, pursuant to Sections 5(b) or 5(d) hereof; provided that any such removal shall be without prejudice to any contract rights the Executive may have hereunder. Subject to Section 8(a)(6) and Section 8(b) hereof, this Agreement shall expire by its terms on December 11, 2008.

2. Duties and Responsibilities. The Executive’s duties hereunder shall be those which shall be prescribed by the Company’s Bylaws, as amended from time to time, and by the Board of Directors or any committee thereof from time to time and shall include such executive authority, duties, powers and responsibilities as customarily attend the office as Senior Vice President of a company comparable to the Company. The Executive shall discharge such duties consistent with sound business practices and in accordance with law and the Company’s general employment policies, in each case, as in effect from time to time, in all material respects and the Executive shall use best efforts to promote the best interests of the Company. During the term of this Agreement, the Executive’s position (including the Executive’s status and reporting requirements), authority, duties, powers and responsibilities shall at all times be at least commensurate in all material respects with the most significant of those held, exercised or assigned to the Executive as of the Effective Date. The Executive shall devote the Executive’s knowledge, skill and all of the Executive’s professional time, attention and energies (reasonable absences for vacations and illness excepted), to the business of the Company in order to perform such assigned duties faithfully, competently and diligently. It is understood and agreed between the parties that the Executive may (i) engage in charitable and community activities, including serving on boards of directors or trustees of and holding other leadership positions in non-profit organizations unless the objectives and requirements of such positions are determined by the Board of Directors to be inconsistent with the performance of the Executive’s duties hereunder, and, (ii) manage personal investments, so long as such activities do not interfere or conflict with the Executive’s performance of responsibilities and obligations hereunder. It is expressly agreed that any such activities engaged in by the Executive as of the Effective Date shall not thereafter be deemed to interfere with the Executive’s obligations and responsibilities hereunder. The Executive agrees that the approval of the Board of Directors or a committee thereof shall be required before the Executive first accepts a position as director of any for-profit corporation after the date hereof.

3. Compensation. During the term of this Agreement, the Executive shall receive, for all services rendered to the Company hereunder, the following (hereinafter referred to collectively as “Compensation”):

(a) Salary. The Executive shall be paid an annual base salary at an annual rate at least equal to the annual rate being paid or payable to the Executive by the Company in the month in which the Effective Date occurs, with such increases thereafter as shall be determined from time to time to be fair and reasonable by the Board of Directors or by the Executive Compensation and Development Committee of the Board of Directors (the “Committee”) in its discretion after taking into account, among other things, the authority, duties, powers and responsibilities of the Executive’s position, the Executive’s performance, the Company’s performance, the compensation of persons in comparable positions at the Company and at other comparable companies, and the effect of inflation. The Executive’s annual base salary shall not be reduced after any such increase. The Executive’s annual base salary shall be payable in equal installments in accordance with the Company’s general salary payment policies, but no less frequently than bi-weekly.

(b) Incentive Compensation. The Executive shall be eligible for awards under the Company’s incentive compensation plans, if any, applicable to executive officers of the Company or to key employees of the Company or its subsidiaries, including, but not limited to, management incentive plans and stock option plans, in accordance with and subject to the terms thereof (including any provisions providing for changes in the level of or termination of benefits thereunder), on a basis commensurate with the Executive’s position and authorities, duties, powers and responsibilities.

(c) Employee Benefit Plans. The Executive and the Executive’s “dependents,” as that term may be defined under the applicable employee benefit plan(s) of the Company, shall be included, to the extent eligible thereunder and subject to the terms of the plans (including any provisions for changing the level of or termination of benefits thereunder), in all plans, programs and policies which provide benefits for Company employees and their dependents on a basis commensurate with the Executive’s position and authorities, duties, powers and responsibilities including, without limitation, health care insurance, health and welfare plans, pension and retirement plans, group or individual life insurance plans, short and long-term disability plans, survivors’ benefits, executive supplemental benefits, holidays and other similar or comparable benefits made available to the Company’s employees and executive officers (hereinafter, such plans, programs and policies shall be collectively referred to as the “Erie Benefit Plans”). Such plans, programs and policies shall include, but are not limited to, the Erie Insurance Group Retirement Plan for Employees, the Erie Insurance Group Employee Savings Plan, the Erie Insurance Group Deferred Compensation Plan, the Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees, and the Erie Insurance Group Health Protection, Prescription Drug, Dental Assistance and Vision Care Plans.

(d) Perquisites. The Executive shall be entitled to all perquisites which the Company from time to time makes available to executive officers of the Company. Such perquisites shall include, but are not limited to, parking, club dues, and an annual physical examination.

(e) Expenses and Working Facilities. The Executive is hereby authorized to incur, and shall be reimbursed by the Company for, any and all reasonable and necessary business related expenses, including, but not limited to, expenses for business travel, entertainment, gifts and similar matters, which expenses are incurred by the Executive on behalf of the Company or any of its subsidiaries, upon presentation of itemized accounts of such expenses in accordance with Company policies. The Executive shall be furnished during the term of this Agreement with offices and other working facilities in the Company’s principal executive offices located in Erie, Pennsylvania (or other location of the principal executive offices within the Erie metropolitan area) and secretarial and other assistance suitable to the Executive’s position and adequate for the performance of duties hereunder.

(f) Performance Appraisal. The Executive’s performance may be evaluated by the Board of Directors or the Committee from time to time. The Executive shall be entitled to such additional remuneration, including but not limited to annual bonuses based on performance, as the Board of Directors or the Committee may, in its discretion, determine from time to time.

4. Absences. The Executive shall be entitled to vacations in accordance with the Company’s vacation policy in effect from time to time (but in no event shall the Executive be entitled to fewer vacation days than under the Company’s vacation policy as in effect on the Effective Date) and to absences because of illness or other incapacity, and shall also be entitled to such other absences, whether for holiday, personal time, conventions, or for any other purpose, as are granted to the Company’s other executive officers or as are approved by the Board of Directors or the Committee, which approval shall not be unreasonably withheld.

5. Termination. The Executive’s employment hereunder may be terminated only as follows:

(a) Expiration of Term of Office. Upon the expiration of the term of the office(s) to which the Executive has been elected or appointed as set forth in Section 1 hereof, the Board of Directors may (i) determine that the Executive should not continue in such office(s) or (ii) that the Executive should not be elected or appointed to an office with duties, authorities, powers and responsibilities that are at least commensurate with those of said office(s), in either case, for reasons other than for Cause (if the reasons for such noncontinuance, nonreelection or nonreappointment constitute Cause, then Section 5(d) hereof will apply).

(b) By the Company Without Cause. The Company may at any time terminate the Executive’s employment hereunder without Cause only by the affirmative vote of a majority of the entire Board of Directors, and upon no less than thirty (30) days’ prior written notice to the Executive.

(c) By the Executive Without Good Reason. The Executive may at any time terminate employment hereunder for any reason upon no less than thirty (30) days’ written notice to the Company. Section 5(e) shall apply to any termination of employment by the Executive for Good Reason.

(d) By the Company For Cause. The Company may terminate the Executive’s employment hereunder for Cause. In such event, the Company shall give to the Executive prompt written notice (in addition to any notice which may be required by Section 5(d)(1) hereof) specifying in reasonable detail the basis for such termination. For purposes of this Agreement, “Cause” shall mean any of the following conduct by the Executive:

(1)	The deliberate and intentional breach of any material provision of this Agreement, which breach Executive shall have failed to cure within thirty (30) days after Executive’s receipt of written notice from the Company specifying the specific nature of the Executive’s breach;

(2)	The deliberate and intentional engaging by Executive in gross misconduct that is materially and demonstrably inimical to the best interests, monetary or otherwise, of the Company; or

(3)	Conviction of a felony or conviction of any crime involving moral turpitude, fraud or deceit.

For purposes of this definition, no act, or failure to act, on the Executive’s part shall be considered “deliberate and intentional” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

(e) By the Executive for Good Reason. The Executive may terminate employment hereunder for Good Reason upon providing thirty (30) days written notice to the Company after the Executive reasonably becomes aware of the circumstances giving rise to such Good Reason. For purposes of this Agreement, “Good Reason” means the following conduct of the Company, unless the Executive shall have consented thereto in writing:

(1)	Material breach of any material provision of this Agreement by the Company, which breach shall not have been cured by the Company within thirty (30) days after Company’s receipt from the Executive or the Executive’s agent of written notice specifying in reasonable detail the nature of the Company’s breach;

(2)	The assignment to the Executive of any duties inconsistent in any material respect with the Executive’s position (including any reduction of the Executive’s status and reporting requirements), authority, duties, powers or responsibilities with the Company as contemplated by Section 2 of this Agreement, or any other action by the Company, including the removal of the Executive from or any failure to reelect or reappoint the Executive to the office(s) specified in Section 2 or a commensurate office(s) (other than for Cause), which results in a diminution of the Executive’s authority, duties, position, responsibilities or status, excluding for this purpose any isolated, insubstantial and inadvertent action respecting the Executive not taken in bad faith and which is remedied by the Company within thirty (30) days after receipt of written notice from the Executive to the Company;

(3)	The Company’s relocation of the Executive out of the Company’s principal executive offices or the relocation of the Company’s principal executive offices to a location outside the Erie, Pennsylvania metropolitan area, except for required short-term travel on the Company’s behalf to the extent necessary for the Executive to carry out his normal duties in the ordinary course of business;

(4)	The failure of the Company to obtain the assumption in writing of its obligations to perform this Agreement by any successor as provided in Section 14 hereof not less than five days prior to a merger, consolidation or sale as contemplated in Section 14; or

(5)	A reduction in the overall level of compensation of the Executive. For purposes of this subsection 5, the following shall not constitute a reduction in the overall level of compensation of the Executive: (i) changes in the cash/stock mix of compensation payable to the Executive; (ii) a reduction in the overall level of compensation of the Executive resulting from the failure to achieve corporate, business unit and/or individual performance goals established for purposes of incentive compensation for any year or other period; provided that the aggregate short-term incentive opportunity, when combined with the Executive’s base salary, provides, in the aggregate, an opportunity for the Executive to realize at least the same overall level of compensation as was paid in the immediately prior year or period at target performance levels; and provided, further, that such target performance levels are reasonable at all times during the measurement period, taking into account the fact that one of the purposes of such compensation is to incent the Executive; (iii) reductions in compensation resulting from changes to any Erie Benefit Plan (provided that such changes are generally applicable to all participants in such Erie Benefit Plan); and (iv) any combination of the foregoing.

(f) Disability. In the event that the Executive shall be unable to perform the Executive’s duties hereunder on a full time basis for a period of one hundred-eighty (180) consecutive calendar days by reason of incapacity due to illness, accident or other physical or mental disability, then the Company may, at its discretion, terminate the Executive’s employment hereunder if the Executive, within ten (10) days after receipt of written notice of termination (which notice may be given before or after the end of the entire 180 day period), shall not have returned to the performance of all of his duties hereunder on a full-time basis.

(g) Death. The Executive’s employment under this Agreement shall terminate upon the Executive’s death.

(h) Mutual Written Agreement. This Agreement and the Executive’s employment hereunder may be terminated at any time by the mutual written agreement of the Executive and the Company.

6. Compensation in the Event of Termination. In the event that the Executive’s employment hereunder terminates prior to the expiration of this Agreement for any reason provided in Section 5 hereof, the Company shall pay the Executive, compensation and provide the Executive and the Executive’s eligible dependents with benefits as follows:

(a) Executive’s Nonreelection to Office; Termination By Company Without Cause; Termination By Executive for Good Reason. In the event that the Executive’s employment hereunder is terminated: (i) because the Executive does not continue in office pursuant to Section 5(a) hereof; or (ii) by the Company without Cause pursuant to Section 5(b) hereof; or (iii) by the Executive for Good Reason pursuant to Section 5(e) hereof, then in any such event the Company shall pay or provide, as applicable, the following compensation and benefits to the Executive:

(1)	2.50 times the following: (A) the highest annual base salary paid or payable to the Executive in the then current year or any one (1) of the three (3) calendar years preceding Executive’s termination of employment hereunder; plus (B) an amount equal to the sum of the higher of the Executive’s target award amount, or actual bonus amount paid, under the Company’s Annual Incentive Plans for the three (3) calendar years preceding the date of the termination of Executive’s employment hereunder dividend by 3 (such total is referred to herein as “Covered Compensation”). Such payment to the Executive by the Company shall be paid in a lump sum. The lump payment shall be paid as soon as administratively practicable following the date of the termination of the Executive’s employment hereunder, provided the same is consistent with applicable law;

(2)	Any awards or other compensation to which the Executive is entitled under any of the Company’s compensation plans, (including deferred compensation plans) or Erie Benefit Plans to the extent not covered in subsection (1) hereof. The awards or compensation shall be paid as soon as administratively practicable following the date of the termination of the Executive’s employment hereunder, provided the same is consistent with applicable law;

(3)	Any award to which the Executive would be entitled under the Company’s Long-Term Incentive Plans as in effect on December 16, 1997 and January 1, 2004, calculated under the provision of such Plans as if the Executive ceases to be an Employee of the Company by reason of death, disability, normal retirement or early retirement, as may be applicable;

(4)	Continuing coverage for all purposes (including eligibility, coverage, vesting and benefit accruals, as applicable), for a period of three (3) years after the date of the termination of Executive’s employment hereunder, to the extent not prohibited by law, for the Executive and the Executive’s eligible dependents under all of the Erie Benefit Plans in effect and applicable to Executive and the Executive’s eligible dependents as of the date of termination. In the event that the Executive and/or the Executive’s eligible dependents, because of the Executive’s terminated status, cannot be covered or fully covered under any or all of the Erie Benefit Plans, the Company shall continue to provide the Executive and/or the Executive’s eligible dependents with the same level of such coverage in effect prior to termination, payable from the general assets of the Company if necessary.

(5)	For a period of three (3) years after the date of the termination of Executive’s employment hereunder, such perquisites as are made available to the Executive as of the date of the termination of Executive’s employment hereunder. Such perquisites shall be available at such times and according to such procedures as are administratively practicable and consistent with applicable law.

The Executive’s subsequent death, disability or attainment of age 65 or any other age shall in no way affect or limit the Company’s obligations under this Section 6(a).

(b) Termination By the Company for Cause. In the event that the Company shall terminate the Executive’s employment hereunder for Cause pursuant to Section 5(d), this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 8 hereof.

(c) Termination by the Executive Without Good Reason. In the event that the Executive shall terminate employment hereunder other than for Good Reason pursuant to Section 5(c), this Agreement shall forthwith terminate and the obligations of the parties hereto shall be as set forth in Section 8 hereof.

(d) Disability. In the event that the Company elects to terminate the Executive’s employment hereunder pursuant to Section 5(f), the Executive shall continue to receive from the date of such termination through the expiration date of this Agreement, sixty percent (60%) of the then current annual base salary to which the Executive was entitled pursuant to Section 3(a) hereof immediately preceding such termination, in accordance with the payroll practices of the Company for executive officers, reduced, however, by the amount of any proceeds from Social Security and disability insurance policies provided by and at the expense of the Company.

(e) Death. In the event of the death of the Executive during the term of this Agreement, the then current annual base salary to which the Executive was entitled pursuant to Section 3(a) hereof immediately preceding the Executive’s death shall be paid, in twelve (12) equal monthly installments following the date of death, to the last beneficiary designated by the Executive under the Company’s group life insurance policy maintained by the Company or such other written designation expressly provided to the Company for the purposes hereof or, failing either such designation, to the Executive’s estate.

(f) Mutual Written Consent. In the event that the Executive and the Company shall terminate the Executive’s employment by mutual written agreement, the Company shall pay such compensation and provide such benefits, if any, as the parties may mutually agree upon in writing.

The Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking employment or otherwise, nor shall any amounts received from employment or otherwise by the Executive offset in any manner the obligations of the Company hereunder except as specifically provided in Section 6(d) hereof.

7. Certain Additional Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event it is determined that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a “Payment”), is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, on excess parachute payments, as that term is used and defined in Sections 4999 and 280G of the Code, then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount equal to the then current rate of tax under said Section 4999 multiplied by the total of the amounts so paid or payable, including the Gross-Up Payment, which are deemed to be a part of an excess parachute payment.

8. Effect of Expiration of Agreement or Termination of Executive’s Employment. Upon the expiration of this Agreement by its terms or the termination of the Executive’s employment hereunder, neither the Company nor the Executive shall have any remaining duties or obligations hereunder except that:

(a) The Company shall:

(1)	Pay the Executive’s accrued salary and any other accrued benefits under Sections 3(a), (b), and (c) hereof;

(2)	Reimburse the Executive for expenses already incurred in accordance with Section 3(e) hereof;

(3)	Pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any Erie Benefit Plan of which the Executive or any of the Executive’s dependents is or was a participant or as otherwise required by law;

(4)	Pay the Executive and the Executive’s beneficiaries any compensation and/or provide the Executive or the Executive’s eligible dependents any benefits, as the case may be, due pursuant to Section 6 or Section 7 hereof; and

(5)	Unless the employment of the Executive is terminated by the Company for Cause, pay the Executive or the Executive’s beneficiaries the full amount or amounts accrued under the Supplemental Retirement Plan for Certain Members of the Erie Insurance Group Retirement Plan for Employees (the “SERP”) as in effect on the Effective Date (or as such benefits may be enhanced by subsequent amendments or supplements to such SERP), as though, solely for purposes of determining any otherwise applicable actuarial reduction factors, the event of the termination of Executive’s employment hereunder or expiration of this Agreement occurred on the Executive’s Normal Retirement Date as defined in such SERP. Accrued benefits under the SERP shall be fully vested and nonforfeitable upon such termination (including termination on account of the Executive’s death) or expiration. Any reductions in SERP benefits that would otherwise apply pursuant to Section 10.1 of the Company’s Retirement Plan for Employees (or pursuant to any successor provision of such plan or any successor plan) relating to Section 415(b) of the Code shall not be applicable for purposes hereof. The benefit the Executive has otherwise accrued under the terms of the SERP as of the date immediately before the date of the Executive’s termination of employment or expiration of this Agreement shall be referred to hereunder as the “Accrued SERP Benefit.” Any SERP benefits provided under this Section 8(a)(5) in excess of the Accrued SERP Benefit shall be referred to hereunder as the “Additional SERP Benefits.” No further approval by the Board of Directors or the Committee shall be required with respect to payments of the Accrued SERP Benefit and Additional SERP Benefits. The Executive shall receive payment of the Accrued SERP Benefit in such form or forms of payment as the Executive has properly elected under the terms of the SERP. The Executive may elect to receive the Additional SERP Benefits in the form of a lump sum payment or an annuity payment, provided the Executive has made proper prior election of such payment form. If the Executive elects a lump sum payment of the Additional SERP Benefits, it shall be calculated in accordance with the provisions of the SERP. If the Executive elects an annuity payment of the Additional SERP Benefits, the Company shall purchase for the Executive, naming the Executive and/or the Executive’s designee the owner, a paid up annuity from an insurer reasonably acceptable to the Executive, but in any event having an A.M. Best rating of A+ or better (or other comparable rating). Such lump sum or annuity will pay to the Executive an amount equal to any Additional SERP Benefits, payable at the times stated below:

a.	If the Executive has attained the age of fifty-five (55) on or before termination of employment or expiration of this Agreement, payment of the Additional SERP Benefits as a lump sum or an immediate annuity shall be made as soon following such termination or expiration as is administratively practicable and consistent with applicable law; and

b.	If the Executive has not attained the age of fifty-five (55) on or before termination of employment or expiration of this Agreement, payment of the Additional SERP Benefits as a lump sum shall be made during the month following the month during which the Executive attains (or would have attained) the age of fifty-five (55), provided such payment is consistent with applicable law, and payment of the Additional SERP Benefits as an annuity shall be accomplished by purchasing a deferred annuity for the Executive as soon as administratively practicable following the Executive’s termination of employment or expiration of this Agreement, provided the same is consistent with applicable law and, provided further, that the terms of such deferred annuity shall provide for payments beginning during the month following the month during which the Executive attains (or would have attained) the age of fifty-five).

If the Executive has properly elected a lump sum with respect to the Accrued SERP Benefit, such lump sum shall also be paid at the time specified above, subject to applicable law. If the Executive has properly elected an annuity form of payment with respect to the Accrued SERP Benefit, said annuity shall be included in the paid up annuity identified in this Section 8(a)(5), subject to applicable law. Upon the payment of the lump sum, or the purchase and delivery to the Executive of such an annuity, the Executive shall release the Company from any further obligation under the SERP and this Section 8(a)(5). The Company further agrees to pay the Executive immediately upon termination of employment or expiration of this Agreement, or as soon thereafter as is consistent with applicable law, a single cash payment (the “Tax Gross-up”) equal to the sum of the following: (i) all taxes (federal, state, local and payroll taxes) incurred and due and owing by the Executive, arising from the lump sum payment or the cost of the annuity purchase by the Company to meet the requirements of this Section 8(a)(5), and (ii) any such taxes incurred and due and owing with respect to the amount paid in (i).

(6)	Continue to remain bound by the terms of Section 12 hereof.

(b) The Executive shall remain bound by the terms of Sections 9 and 13 hereof for a period of thirty-six (36) months after the expiration of the Agreement by its terms; provided, that the Executive shall not be bound by the terms of Section 9(b) after the termination of employment (other than a termination of the Executive by the Company for Cause) if such termination occurs after the expiration of this Agreement by its terms.

9. Covenants as to Confidential Information and Competitive Conduct. The Executive hereby acknowledges and agrees as follows: (i) this Section 9 is necessary for the protection of the legitimate business interests of the Company, (ii) the restrictions contained in this Section 9 with regard to geographical scope, length of term and types of restricted activities are reasonable; (iii) the Executive has received adequate and valuable new consideration for entering into this Agreement, and (iv) the Executive’s expertise and capabilities are such that this obligation hereunder and the enforcement hereof by injunction or otherwise will not adversely affect the Executive’s ability to earn a livelihood.

(a) Confidentiality of Information and Nondisclosure. The Executive acknowledges and agrees that the Executive’s employment by the Company under this Agreement necessarily involves knowledge of and access to confidential and proprietary information pertaining to the business of the Company and its subsidiaries. Accordingly, the Executive agrees that at all times during the term of this Agreement and at any time thereafter, the Executive will not, directly or indirectly, without the express written approval of the Company, unless directed by applicable legal authority (including any court of competent jurisdiction, governmental agency having supervisory authority over the business of the Company or the subsidiaries, or any legislative or administrative body having supervisory authority over the business of the Company or its subsidiaries) having jurisdiction over the Executive, disclose to or use, or knowingly permit to be so disclosed or used, for the benefit of himself, any person, corporation or other entity other than the Company, (i) any information concerning any financial matters, customer relationships, competitive status, supplier matters, internal organizational matters, current or future plans, or other business affairs of or relating to the Company or its subsidiaries, (ii) any management, operational, trade, technical or other secrets or any other proprietary information or other data of the Company or its subsidiaries, or (iii) any other information related to the Company or its subsidiaries or which the Executive should reasonably believe will be damaging to the Company or its subsidiaries which has not been published and is not generally known outside of the Company. The Executive acknowledges that all of the foregoing constitutes confidential and proprietary information, which is the exclusive property of the Company.

(b) Restrictive Covenant. During the term of, and for a period of one (1) year (the “Restrictive Period”) after the termination of the Executive’s employment hereunder for any reason (other than a termination of the Executive hereunder pursuant to Section 5(a), 5(b) or 5(e), hereof), the Executive shall not render, directly, or indirectly, services to any person, firm, corporation, association or other entity which conducts the same or similar business as the Company or its subsidiaries at the date of the Executive’s termination of employment hereunder within the states in which the Company or any of its subsidiaries is then licensed and doing business at the date of the Executive’s termination of employment hereunder without the prior written consent of the Board of Directors, which may be withheld in its discretion. In the event the Executive violates any of the provisions contained in this Section 9(b) hereof, the Restrictive Period shall be increased by the period of time from the commencement by the Executive of any violation until such violation has been cured to the satisfaction of the Company. The Executive further agrees that at no time during the Restrictive Period will the Executive attempt to directly or indirectly solicit or hire employees of Company or its subsidiaries or induce any of them to terminate their employment with the Company or any of the subsidiaries. Notwithstanding the foregoing, the performance by the Executive of rights and duties under an agency agreement with the Company shall not constitute a breach of this Section 9(b).

(c) Company Remedies. The Executive acknowledges and agrees that any breach of this Section 9 will result in immediate and irreparable harm to the Company, and that the Company cannot be reasonably or adequately compensated by damages in an action at law. In the event of a breach by the Executive of the provisions of this Section 9, the Company shall be entitled, to the extent permitted by law, immediately to cease to pay or provide the Executive or the Executive’s dependents any compensation or benefit being, or to be, paid or provided to the Executive pursuant to Section 3, Section 6 or Section 8 of this Agreement, and also to obtain immediate injunctive relief restraining the Executive from conduct in breach of the covenants contained in this Section 9. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach, including the recovery of damages from the Executive.

10. Resolution of Differences Over Breaches of Agreement. Except as otherwise provided herein, in the event of any controversy, dispute or claim arising out of, or relating to, this Agreement, or the breach thereof, or arising out of any other matter relating to the Executive’s employment with the Company, the parties may seek recourse only for temporary or preliminary injunctive relief to the courts having jurisdiction thereof and if any relief other than injunctive relief is sought, the Company and the Executive agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Erie, Pennsylvania in accordance with this Section 10 and the Commercial Arbitration Rules of the American Arbitration Association (“AAA”). The matter shall be heard and decided, and awards rendered by a panel of three (3) arbitrators (the “Arbitration Panel”). The Company and the Executive shall each select one arbitrator from the AAA National Panel of Commercial Arbitrators (the “Commercial Panel”) and AAA shall select a third arbitrator from the Commercial Panel. The award rendered by the Arbitration Panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof. Except as provided in Section 11 hereof, each party shall bear sole responsibility for all expenses and costs incurred by such party in connection with the resolution of any controversy, dispute or claim in accordance with this Section 10.

11. Payment of Executive’s Legal Fees. If the Executive is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Company shall pay to the Executive the fees and expenses incurred by the Executive in bringing and pursuing such action if the Executive is successful, in whole or in part, on the merits or otherwise (including by way of a settlement involving a payment of money by the Company to the Executive), in such action. The Company shall pay such fees and expenses in advance of the final disposition of such action upon receipt of an undertaking from the Executive to repay to the Company such advances if the Executive is not ultimately successful, in whole or in part, on the merits or otherwise, in such action.

12. Severance Pay upon Termination of Employment after Expiration of the Agreement. Notwithstanding the expiration of this Agreement by its terms and notwithstanding the terms of any corporate severance policy then in effect and applicable to the Executive, if the employment of the Executive is terminated without Cause by the Company, by the Executive for Good Reason or upon the expiration of the term of the office(s) to which the Executive has been elected or appointed as set forth in Section 1 hereof (for reasons other than for Cause), in any case, within thirty-six (36) months after the expiration of this Agreement by its terms, then (i) the Company shall pay to the Executive severance compensation in an amount equal to two (2) times the Executive’s Covered Compensation as determined on the date of such termination, and (ii) the Executive and the Executive’s eligible dependents shall be entitled to continuing coverage under the Company’s then-existing group health plans (including medical, dental, prescription drug and vision plans, if any) for a period of two (2) years after the date of the termination of the Executive’s employment, to the extent not prohibited by law and subject to the terms of such plans including provisions as to deductibles and copayments and changes in levels of coverage that are generally applicable to employees. The payment to the Executive by the Company pursuant to subsection (i) of the preceding sentence shall be paid in a lump sum. The lump sum payment shall be paid as soon as administratively practicable following the date of the termination of the Executive’s employment hereunder, provided the same is consistent with applicable law.

13. Release. The Executive hereby acknowledges and agrees that neither the Company nor any of its representatives or agents will be obligated to pay any compensation or benefit which the Executive has a right to be paid or provided to the Executive or the Executive’s dependents pursuant to Section 6, Section 8 or Section 12 of this Agreement, unless the Executive, if requested by the Company in its sole discretion, executes a release in a form reasonably acceptable to the Company, which releases any and all claims the Executive has or may have against the Company or its subsidiaries, agents, officers, directors, successors or assigns.

14. Waiver. The waiver by a party hereto of any breach by the other party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by a party hereto.

15. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and the Company shall be obligated to require any successor to expressly acknowledge and assume its obligations hereunder. This Agreement shall inure to the extent provided hereunder to the benefit of and be enforceable by the Executive or the Executive’s legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. The Executive may not delegate any of the Executive’s duties, responsibilities, obligations or positions hereunder to any person and any such purported delegation shall be void and of no force and effect.

16. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing, and if personally delivered or when sent by first class certified or registered mail, postage prepaid, return receipt requested—in the case of the Executive, to his residence address as set forth below, and in the case of the Company, to the address of its principal place of business as set forth below, to the attention of the Chairman of the Board, or in case the Executive is the Chairman of the Board, to the Chairman of the Executive Compensation and Development Committee of the Board — or to such other person or at such other address with respect to each party as such party shall notify the other in writing.

17. Construction of Agreement.

(a) Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

(b) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

18. Entire Agreement. This Agreement contains the entire agreement of the parties concerning the Executive’s employment and all promises, representations, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person acting other than pursuant to a resolution of the Board of Directors or the Committee shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the Company’s rights to terminate or to fail to extend this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Executive has hereunto set his hand all as of the day and year first above written.

ATTEST:	ERIE INDEMNITY COMPANY
____________________________	By:__________________________________
Jan R. Van Gorder	F. William Hirt
Secretary	Chairman of the Board
100 Erie Insurance Place
Erie, PA 16530
WITNESS:
____________________________	—(SEAL)

Douglas F. Ziegler

378 Ridgeview Drive

Erie, PA 16505

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